UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2008 (December 19, 2008)
ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
 6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)
  (614) 283-6500
(Registrant’s telephone number, including area code)
    Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Index to Exhibits
EX-10.1
EX-99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 19, 2008, Abercrombie & Fitch Co. (the “Company”) entered into a new employment agreement (the “Agreement) with Michael S. Jeffries pursuant to which Mr. Jeffries will continue to serve as the Chairman and Chief Executive Officer of the Company. The Agreement replaces the prior employment agreement between Mr. Jeffries and the Company dated as of August 15, 2005, the term of which expires on December 31, 2008. The term of the new Agreement expires on February 1, 2014, unless earlier terminated in accordance with its terms.
Under the Agreement, Mr. Jeffries will continue to receive his current annual base salary of $1,500,000 (or such larger amount as the Company’s Board of Directors (the “Board”) may determine from time to time). Consistent with his current employment agreement, under the Agreement Mr. Jeffries will be eligible for bonuses under the Company’s executive bonus plan, under which Mr. Jeffries will have an annual target bonus opportunity of 120% of his base salary and a maximum bonus opportunity of up to 240% of his base salary.
In consideration for entering into the Agreement, Mr. Jeffries will be entitled to receive a grant (the “Retention Grant”) of options to acquire 4,000,000 shares of the Company’s Class A Common Stock (or, in the Company’s discretion, an equal number of stock appreciation rights) to be awarded as follows: 40% of the total Retention Grant on the date the Agreement was executed, 30% on March 2, 2009 and the remaining 30% on September 1, 2009, in each case subject to Mr. Jeffries’ continuous employment by the Company through the applicable grant date. With respect to 50% of the options awarded on each grant date, the exercise price will be equal to the fair market value of the Company’s Class A Common Stock on the grant date, and with respect to the remaining options, the number of options will be divided into four equal tranches of 12.5% each, and the exercise price (or base price) for these tranches will be equal to 120%, 140%, 160% and 180%, respectively, of the fair market value of the Company’s Class A Common Stock on the grant date. The Retention Grant will vest in full on January 31, 2014; provided Mr. Jeffries remains continuously employed by the Company through that date, subject only to limited vesting acceleration under the severance provisions of the Agreement. The Retention Grant expires on December 19, 2015, unless Mr. Jeffries is earlier terminated by the Company for Cause. The Retention Grant is also subject to a clawback as described below. Shares of Common Stock acquired pursuant to the Retention Grant are generally subject to transfer restrictions such that Mr. Jeffries must retain 50% of such shares until at least July 31, 2014 (6 months following the end of the term of the Agreement) and the remaining 50% until January 31, 2015 (12 months following the end of the term of the Agreement).

In addition to the Retention Grant, Mr. Jeffries is also eligible to receive two equity grants in respect of each fiscal year of the term of the Agreement starting with 2009 (the “Semi-Annual Grants”). Each Semi-Annual Grant will be awarded either within 75 days following the end of the Company’s second quarter or fiscal year, as applicable, subject to Mr. Jeffries’ continuous employment by the Company (and, with respect to the final Semi-Annual Grant, continued service on the Board) through the applicable grant date. Semi-Annual Grants for periods ending on or prior to July 31, 2011 will be in the form of stock options with an exercise price equal to the fair market value of the Company’s Class A Common Stock. Semi-Annual Grants for periods ending after July 31, 2011 may, at Mr. Jeffries’ election, be in the form of options, restricted stock, restricted stock units or a combination thereof. The value of each Semi-Annual Grant will be equal to 2.5% of total shareholder return (as defined in the Agreement) over the applicable semi-annual period (“Semi-Annual TSR”), less any cash compensation or pension benefits payable to or earned by Mr. Jeffries in such period. In no event will the Semi-Annual TSR exceed 25% of the Company’s Adjusted Operating Income, as such term is defined in the Agreement. If the grant value of a Semi-Annual Grant is less than or equal to zero for any fiscal period, no Semi-Annual Grant will be made and the amount by which the value is less than zero will be carried forward to the next fiscal period. Each Semi-Annual Grant vests in four equal annual installments subject to Mr. Jeffries’ continuous employment with the Company; provided, however, that, subject to the “end-of-term vest test” (as described in the Agreement), all unvested Semi-Annual Grants will become vested on February 1, 2014 so long as Mr. Jeffries remains continuously employed by the Company through that date. Options awarded pursuant to the Semi-Annual Grants expire on December 19, 2015, unless Mr. Jeffries is earlier terminated by the Company for Cause, and all Semi-Annual Grants are subject to a clawback as described below.
As under his current employment agreement, the new Agreement provides that Mr. Jeffries is entitled to term life insurance coverage in the amount of $10,000,000, as well as participation in the Company’s employee benefit plans and arrangements generally made available to the Company’s other senior executive officers. In addition, as under the current employment agreement, the new Agreement provides that Mr. Jeffries is entitled to use, for security purposes, the Company’s aircraft for business and personal travel both within and outside North America. Mr. Jeffries also remains eligible to receive benefits under the Company’s Supplemental Executive Retirement Plan.
The Agreement provides that if Mr. Jeffries’ employment is terminated by the Company for Cause, by Mr. Jeffries resignation for any reason other than Good Reason, or due to Mr. Jeffries’ Retirement (“Cause,” “Good Reason” and “Retirement” as defined in the Agreement), Mr. Jeffries will only be entitled to his then current accrued and unpaid base salary through the date of termination, any earned or accrued and unpaid bonus or other incentive compensation for any years preceding the year of termination, any previously deferred compensation, reimbursement of reasonable expenses and any other benefits and payments to which he is then entitled under the Company’s employee benefit plans (collectively, the “Accrued Compensation”). Pursuant to the Agreement's claw-back features, the Retention Grant and any unvested Semi-Annual Grants will be immediately forfeited.

As under his current employment agreement, upon a termination of Mr. Jeffries’ employment either by the Company without Cause or by Mr. Jeffries for Good Reason prior to a Change of Control, as defined in the Agreement, and subject to his execution of a general release of claims, Mr. Jeffries will be entitled to the Accrued Compensation and will continue to receive his then current base salary and medical, dental and other associated welfare benefits for two years after his termination date. Mr. Jeffries will also receive an additional payment equal 60% of his Base Salary pro rated for the portion of the half-year period in which such termination occurs that he was employed by the Company, and the Retention Grant, to the extent granted prior to the termination date, will be subject to pro rata vesting acceleration (based on the portion of the term that he was employed by the Company, but with a minimum of two years worth of vesting) and each outstanding Semi-Annual Grant will become immediately and fully vested. The Company will also continue to pay the premiums on Mr. Jeffries’ term life insurance policy until the later of February 1, 2014 or the last day of his welfare benefits coverage.
As under his current employment agreement, upon a termination of Mr. Jeffries’ employment either by the Company without Cause or by Mr. Jeffries for Good Reason within two years after a Change of Control, and subject to his execution of a general release of claims, Mr. Jeffries will be entitled to the same severance benefits as those payable prior to a Change of Control, except that (i) his two years of base salary will be paid in a lump sum rather than ratably over the term of the two years and (ii) the Retention Grant, to the extent granted prior to the termination date, will become immediately and fully vested. Further, if any golden parachute excise tax is imposed on Mr. Jeffries, he will be entitled to tax reimbursement payments from the Company.
As under his current employment agreement, upon a termination of Mr. Jeffries’ employment as a result of his Disability, as defined in the Agreement, he will be entitled to receive the Accrued Compensation and will continue to receive his then current base salary for 24 months and 80% of his base salary for the third 12 months following the termination date (reduced by any long-term disability insurance payments he may receive) and medical, dental and other associated welfare benefits during that time period. The Retention Grant, to the extent granted prior to the termination date, will be subject to pro rata vesting acceleration (based on the portion of the term that he was employed by the Company) and each outstanding Semi-Annual Grant will become immediately and fully vested. The Company will also continue to pay the premiums on Mr. Jeffries’ term life insurance policy until the later of February 1, 2014 or the last day of his welfare benefits coverage.
As under his current employment agreement, upon Mr. Jeffries’ death during the term of the Agreement, his estate or his beneficiaries will be entitled to receive the Accrued Compensation and pro rated target bonus for the year of termination. The Retention Grant, to the extent granted prior to the termination date, will be subject to pro rata vesting acceleration (based on the portion of the term that he was employed by the Company) and each outstanding Semi-Annual Grant will become immediately and fully vested. The Company will also provide assistance necessary to facilitate the payment of the term life insurance proceeds to Mr. Jeffries’ beneficiaries.
As under his current employment agreement, the Agreement provides for one-year post-termination non-solicitation and non-competition covenants, as well as a standard confidentiality covenant. If a court finds that Mr. Jeffries has materially breached any of these covenants prior to the occurrence of a Change in Control or termination of Mr. Jeffries’ employment without Cause or for Good Reason, the Retention Grant and each Semi-Annual Grant will be forfeited and the Company will have a right to repurchase from Mr. Jeffries shares acquired under the Retention Grant and/or any Semi-Annual Grant at a purchase price equal to the price Mr. Jeffries paid for such shares.
The foregoing summary is qualified in its entirety by reference to the complete text of the Agreement, which is incorporated herein by reference and a copy of which is attached hereto as Exhibit 10.1.
Item 8.01. Other Events.

On December 22, 2008, the Company issued a news release announcing that the Company had entered into a new employment agreement with Michael S. Jeffries, the Company’s Chairman of the Board and Chief Executive Officer. A copy of the news release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(a)-(c) Not applicable
(d) Exhibits:

Exhibit No.	Description

10.1	Employment Agreement dated as of December 19, 2008, by and between Abercrombie & Fitch Co. and Michael S. Jeffries

99.1	News Release issued by Abercrombie & Fitch Co. on December 22, 2008 related to the execution of a new employment agreement with Michael S. Jeffries
[Remainder of page intentionally left blank; signature on following page]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.
Dated: December 22, 2008	By:	/s/ David S. Cupps
David S. Cupps
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of December 19, 2008, by and between Abercrombie & Fitch Co. and Michael S. Jeffries

99.1	News Release issued by Abercrombie & Fitch Co. on November 7, 2008 related to the execution of a new employment agreement with Michael S. Jeffries